United States
                        SECURITIES AND EXCHANGE COMISSION
                              WASHINGTON, D.C.20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) JANUARY 2, 2004
                                                      ---------------


                          HEALTH DISCOVERY CORPORATION
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             (Exact name of registrant as specified in its charter)

            TEXAS                      333-62216                 74--3002154
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

                 1116 SOUTH OLD TEMPLE ROAD LORENA, TEXAS 76655
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               (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code 512-583-4500
                                                        ------------


          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      Health Discovery Corporation (HDVY) formerly Direct Wireless Communications Inc. (DWCI) entered into a binding asset purchase agreement with Fractal Genomics LLC on September 1, 2003. The asset acquisition for this agreement was completed on January 2, 2004. Acquired by the company were all patents and patent rights, all pending intellectual property, the proprietary software know as Fractal Geonomic Modeling (FGM), and the Fractal Geonomic web site. As a result of the completion of this transaction Health Discovery Corporation formerly Direct Wireless Communications Inc. acquired all of the assets in Fractal Genomics, in exchange for 3,825,000 shares of Direct Wireless Communications, Inc. stock and a note for $500.000.00 paid Quarterly with the first payment of $62,500.00 having been paid on January 2, 2004.

      The amount of consideration paid for the assets of Fractal Genomics was determined by negotiation between the parties.



                                   SIGNATURES

         In accordance with the requirement of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Direct Wireless Communications, Inc.
                                       Registrant


Date: January 15, 2004                 By: /s/ David Cooper
                                           ------------------------------------
                                           Printed Name: David Cooper
                                           Title: President


Date: January 15, 2004                 By: /s/ Robert S. Braswell IV
                                           ------------------------------------
                                           Printed Name: Robert S. Braswell IV
                                           Title: Secretary